EXHIBIT 10(A) - MATERIAL CONTRACTS
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                                 LOAN AGREEMENT


1. BORROWER: Metal Recovery Technologies, Inc. (MRTI) (hereinafter called "Borrower"), a Delaware corporation.

2.   LENDER (hereinafter called "Lender")

3. AMOUNT: a loan not exceeding US ( US Dollars) to assist MRTI (Borrower) to finance its subsidiary MRIUS, Inc.

4.   SECURITY:

         a) The borrower will grant to the lender a first secured interest in 100% of the share capital of its subsidiary MRI(US), Inc. The borrower will provide the share certificate of its subsidiary to the lender together with a signed transfer of its 100% interest in the shares of its subsidiary prior to any loans being made.

         b) The borrower will, upon receipt of any loan from the lender, enter into a loan agreement with its subsidiary MRI(US), similar to this agreement. The subsidiary, MRI(US) will have loan obligations to its parent company equal to those of MRTI to the lender. MRTI will as part of this agreement assign the rights to collect such loan to the lender with the express purpose of giving the lender a secured interest in the assets of the subsidiary MRI(US), Inc.

5. DRAWDOWN: Drawdown to be denominated in US Dollars and to be in such amounts as are agreed from time to time the Lender and the Borrower (subject to the maximum herein before specified). Each drawdown shall be treated as a separate advance and shall be repayable not later than twelve (12) months after the date of drawdown of such particular advance.

6.   INTEREST:

          a) The interest rate for each advance shall be 10% per annum and shall be deemed to accrue from day to day.

          b) Interest shall be payable annually, on the anniversary hereof.

          c) Any interest period which would otherwise terminate on a day which is not a business day shall be extended to the next following business day.

          d) Interest will be calculated on the basis of a 365-day year.

          e) Overdue advances will be rolled over on a day to day basis after the maturity date following which interest will be charged at 12% per annum.

7. NOTICE OF DRAWDOWN: The Borrower shall give at least 24 hours notice of drawdown in writing or by telefax which shall be irrevocable unless the Lender agrees otherwise.

8. PAYMENTS: All payments by the Borrower of principal and interest will be made no later than 11 a.m. on the day on which repayment should be effected to an account specified by the Lender.

9.   WARRANTIES: The Borrower warrants that:

         a) It has the power to borrow and its subsidiary MRI(US), Inc. has the power to borrow and has taken all necessary action to authorize the borrowing upon the terms and conditions of this loan agreement and that drawings made hereunder will not exceed authorized limits.

         b) It is not in default under any agreement, document or other obligations where such default might have a material adverse affect on its business, assets or trading conditions taken as a whole.

         c) It has obtained all necessary consents to the borrowing and the borrowing will not constitute a breach of any restrictions contained in its by-laws of certificate and incorporation.

         d) The acceptance of this offer by the Borrower constitutes a legally binding obligation on the Borrower enforceable in accordance with its terms and there are no actual, pending or threatened actions or proceedings that may materially adversely affect its financial condition or operation.

These warranties are deemed to be given in respect of each drawdown of the facility hereby granted.

10. TERMINATION: The Lender shall have the right to terminate this facility and demand repayment of advances and payment of accrued interest if:

          a) the Borrower makes any default in any payments hereunder;

          b) any advance to the Borrower becomes repayable at a date earlier than its normal due date;

          c) the warranties prove inaccurate in a material way; or

          d) a default as specified in clause 11 shall occur.

11. COVENANTS: The Borrower hereby covenants and undertakes with the Lender that until all amounts whether in respect of principal or interest due or to become due under this facility have been paid in full to the Lender:

          a) to furnish to the Lender as soon as practicable and in any event not later than 90 days after the close of each annual accounting period a copy of its audited consolidated accounts for each period;

          b) to furnish to the Lender as soon as practicable and in any event not later than 45 days after the close of each quarterly accounting period a copy of its management accounts together with quarterly management reports;

          c) not to enter into any transaction which in the reasonable opinion of the Lender would or might materially adversely affect its business, property, assets, operation, financial condition or the Borrower's ability to perform its obligations hereunder; or

          d) will not amend its corporate charter in a manner which in the reasonable opinion of the Lender would be prejudicial to the interest of the Lender.

          e) not to use any of the loaned funds for any purpose other than for investment in its subsidiary MRI(US), Inc. Under no circumstances are any of the funds to be invested in Malvy Technology, or for the repayment of any liabilities the corporation has to Jack Alexander to redemption of A Preference shares or payments to entities connected with Jack Alexander or any other obligations of the corporation.

          f) will retain corporate separation of the MRI(US) subsidiary and will not permit guarantees, cross guarantees or any other confusion to occur which would give rise to any creditors of MRTI having any claim over the assets of MRI(US), Inc.

12. EVENTS OF DEFAULT: Each of the following shall constitute an event of default:

          a) If the Borrower defaults in the repayment of the principal or interest due on the advances and such default continues for five (5) business days after notice.

          b) If any indebtedness or obligation of the Borrower for payment of borrowed money becomes due and payable and is demanded by the lender thereof prior to the specified maturity date thereof, due to any default on the part of the Borrower or is otherwise not paid when due.

          c) If any representation or warranty made by Borrower proves to have been materially untrue and inaccurate.

          d) Borrower files a voluntary petition for relief under any chapter of the U.S. Bankruptcy Code, or under any state debtor's act law, or if such a petition is filed against Borrower under the Code or any such law and is not stayed or dismissed within 30 days.

          e) If the Borrower ceases or threatens to cease to carry on its business or any part thereof or changes the nature of its business or any part thereof material to the Borrower which would in the opinion of the Lender affect its ability to discharge its commitments under this facility.

          f) If any distress, execution, sequestration attachment or other process is levied or enforced upon or sued out against the Borrower for an amount in excess of $25,000 and is not discharged or bonded within seven days.

          g) If the Borrower enters into any arrangement or composition with its creditors.

          h) If encumbrances take possession of or a receiver or trustee is appointed over any material portion of the assets of the Borrower.

          i) If in the opinion of the Lender there has occurred a material or adverse change in circumstances affecting the Borrower which would in the Lender's sole opinion affect the ability of the Borrower to discharge its commitments under this facility.

          j) The Lender reserves the right to review or revoke the maintenance of this facility herein contained should further information material to the facility and which might be prejudicial to the Lender's interest become available.

13.  CONVERSION OPTION:

          a) The Lender shall on the occasion of each drawdown of the facility have the option of subscribing for common shares of the Borrower at a conversion price of one share for each $___ of loan previously advanced or to be advanced, which price shall be paid by reducing
          Borrower's then outstanding indebtedness to Lender, as set forth below.

          b) The said option may be exercisable at any time during the period when this facility shall remain extant or the indebtedness incurred hereunder shall remain outstanding and unpaid.

          c) The said option may be exercised by notice in writing from the Lender to the Borrower to that effect specifying the amount of advances to be paid by issuance to Lender of shares of common stock of the Borrower.

          d) Such shares shall be issued pursuant to Regulation S of the U.S. Securities and Exchange Commission, and subject to all terms and conditions thereof.



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14.  NOTICES:

The address of the Borrower for purposes of serving all notices hereunder shall be the address set forth above, unless and until Borrower notifies Lender of another address by written notice given by certified U.S. mail, postage prepaid, return receipt requested.

Should the terms and conditions of this offer be acceptable to you please evidence your acceptance by signing the form of acceptance endorsed on the copy of this letter enclosed and returning it to us together with:

          1) Certified copy of the Certificate of Incorporation of the Borrower.



Yours faithfully,



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Accepted:  Metal Recovery Technologies, Inc.            For and on behalf of



By:  ___________________________

Dated:  ________________________